EXHIBIT 99.5

                                                                [Execution Copy]


                                VOTING AGREEMENT

         VOTING AGREEMENT, dated this 31st day of August, 2001, (this "Agreement") by and between Cimnet, Inc., a Delaware corporation (the "Company"), General Electric Company, a New York corporation, acting through its GE Power Systems business unit (the "Purchaser"), and John Richardson (the "Stockholder").

                                    RECITALS:
                                    --------

         WHEREAS, the Stockholder currently beneficially owns (as such term is used under the Securities Exchange Act of 1934, as amended, and the rules and regulations issued thereunder) the shares of common stock, par value $.0001 per share ("Shares"), of the Company shown on Schedule A.

         WHEREAS, as a condition of entering into that certain Preferred Stock and Warrant Purchase Agreement, made as of the date hereof, by and between the Company and the Purchaser (the "Purchase Agreement"), the Company has agreed, in accordance with the terms of the Purchase Agreement, to cause a nominee of the Purchaser to be included in the slate of directors proposed by the Company for election at each annual meeting of the Company's stockholders, and the Purchaser has requested that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement to vote the Shares held by the Stockholder in favor of the election of the Purchaser's nominee as a director of the Company, in each case as more fully set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

         1. Agreement to Vote Shares. The Stockholder agrees during the term of this Agreement to vote, or cause to be voted, the Shares shown opposite the Stockholder's name on Schedule A hereto and any other Shares legally or beneficially acquired or controlled after the date hereof, in person or by proxy, in favor of the election of one individual nominated by the Purchaser as a director of the Company (the "GE Director") at each annual or special meeting of the Company's stockholders where the election of directors of the Company are considered, and in any written consent of stockholders executed in lieu of any such meetings. If the GE Director shall cease to serve as a director of the Company for any reason, (a) the Purchaser shall have the right to designate a successor representative, (b) the Company shall promptly cause such successor representative to be nominated for election as a director to replace the former GE Director, and (c) the Stockholder shall promptly vote all of the Shares shown opposite the Stockholder's name on Schedule A hereto and any other Shares legally or beneficially acquired or controlled after the date hereof and otherwise use his best efforts to ensure that such successor representative is duly elected as a director of the Company.

         2. No Other Grant of Proxy. The Stockholder will not, directly or indirectly, grant any proxies or powers of attorney with respect to the Shares shown opposite the Stockholder's name on Schedule A hereto or legally or beneficially acquired or controlled after the date hereof to any person in connection with his vote, consent or other approval that would be adverse to his obligations under this Agreement.

         3. Representations and Warranties of the Stockholders. The Stockholder hereby represents and warrants to the Purchaser as follows:

         (a) The Stockholder beneficially owns, with power to vote, the number of Shares shown opposite the Stockholder's name on Schedule A free and clear of any and all claims, liens, charges, encumbrances, covenants, conditions, voting trust arrangements, options and adverse claims or rights whatsoever, except as granted hereby or as would have no adverse effect on this Agreement. The Stockholder does not own of record or beneficially any shares of capital stock of the Company or other securities representing or convertible into or exercisable for shares of capital stock of the Company except as set forth in the preceding sentence;

         (b) The Stockholder has the full right, power and authority to enter into this Agreement; there are no options, warrants, calls, commitments or agreements of any nature whatsoever pursuant to which any person will have the right to purchase or otherwise acquire the Shares owned by the Stockholder except as would, if exercised, require such purchaser or acquiror to abide by this Agreement and the proxy granted hereby with respect thereto; except as provided in this Agreement, the Stockholder has not granted or agreed to grant any proxy or entered into any voting trust, vote pooling or other agreement with respect to the right to vote or give consents or approval of any kind as to the Shares which proxy, trust, pooling or other agreement remains in effect as of the date hereof and is in conflict with this Agreement;

         (c) The Stockholder is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body that would prevent the execution, delivery or performance of this Agreement by the Stockholder;

         (d) This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, subject only to (i) the effect of bankruptcy, insolvency, reorganization or moratorium laws or other laws generally affecting the enforceability of creditors' rights and (ii) general equitable principles which may limit the right to obtain specific performance or other equitable remedies; and

         (e) The Stockholder will take all commercially reasonable action necessary in order that its representations and warranties set forth in this Agreement shall remain true and correct for the duration of the term of this Agreement.

         4. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without

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

the prior written consent of the other party, and any attempt to make such assignment without such consent shall be null and void, except that the Purchaser may transfer its rights hereunder to any affiliate of the Purchaser. This Agreement shall be binding upon and inure to the benefit of the Purchaser, the Company and the Stockholder, and each of their permitted successors and any permitted assigns.

         6. No Restriction on Transfer. Nothing contained in this Agreement shall limit, restrict or prohibit the Stockholder to transfer, sell, pledge, hypothecate or otherwise encumber the Shares; provided however, that the Stockholder may not enter into any such transaction to evade his obligations hereunder.

         7. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York, or in New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. If the Purchaser or its permitted successors or assigns institutes any action or proceeding to specifically enforce the provisions of Sections 1 or 2 hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

         8. Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

         9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, (b) sent by reputable overnight courier service on the business day after mailing, (c) telecopied (which is confirmed) (if confirmed during business hours) at the time of such confirmation or (if confirmed outside of business hours) the next business day or (d) mailed by registered or certified mail (return receipt requested) five days after being so mailed, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


         If to the Company:            CIMNET, Inc.
                                       946 West Penn Avenue
                                       Robesonia, Pennsylvania  19551
                                       Facsimile No.: (610) 693-5927
                                       Attn: John D. Richardson

         With copies to:               Berlack, Israels & Liberman LLP
                                       120 West 45th Street
                                       New York, New York 10036
                                       Facsimile No.: (212) 704-0196
                                       Attn: Alan N. Forman, Esq.

         If to Purchaser:              GE Power Systems
                                       4200 Wildwood Parkway
                                       Atlanta, Georgia  30339
                                       Attn: Jacques Beaudry-Losique
                                       Facsimile No.: (770) 859-7019
                                       Attn: Briggs L. Tobin, Esq.
                                       Facsimile No.: (770) 859-7012

         With a copy to:               Long Aldridge & Norman LLP
                                       303 Peachtree Street, Suite 5300
                                       Atlanta, Georgia 30308
                                       Facsimile No.: (404) 527-4198
                                       Attn: Johnathan H. Short, Esq.


Any party may change its address for notice by notice so given.

         10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to its principles of conflicts of law other than Section 5-1401 and 5-1402 of the New York General Obligations Law).

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         12. Term. This Agreement shall terminate on the earlier of (i) the Purchaser's written request that the Stockholder cease voting for a nominee of the Purchaser, as otherwise required hereunder, (ii) the date on which the Purchaser beneficially owns less than 375,000 shares of the Company's common stock (or securities convertible into or exercisable for shares of the Company's common stock), subject to appropriate adjustment for stock dividends, subdivisions, combinations, reclassifications and similar events or (iii) August 17, 2006.

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

         IN WITNESS WHEREOF, this Agreement has be duly executed by the undersigned, on the day and year first above written.

                                    CIMNET, INC.


                                    By: /s/ JOHN RICHARDSON
                                        ----------------------------------------
                                        Name: John Richardson
                                        Title: Chief Executive Officer


                                    GENERAL ELECTRIC COMPANY, acting
                                    through its GE Power Systems business unit


                                    By: /s/ JACQUES BEAUDRY LOSIQUE
                                        ----------------------------------------
                                        Name: Jacques Beaudry Losique
                                        Title: Director, GEPS Equity Investments


                                        /s/ JOHN D. RICHARDSON
                                        ----------------------------------------
                                        John D. Richardson


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

                                   SCHEDULE A


Stockholder                                                     Number of Shares
-----------                                                     ----------------

John D. Richardson                                                  3,260,000





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